发行股票收购股权协议

Agreement for the Acquisition of Equity through the Issuance of Shares

甲　方：Pop Culture Group Co., Ltd 普普文化集团有限公司

Party A: Pop Culture Group Co., Ltd 普普文化集团有限公司

乙　方： 杨铃

Party B: Yang Ling 杨铃

签署日期：2025 年 1 月 1 日

Date of signing: January 1, 2025

发行股票收购股权协议

Agreement for the Acquisition of Equity through the Issuance of Shares

甲方： Pop Culture Group Co., Ltd 普普文化集团有限公司

Party A: Pop Culture Group Co., Ltd 普普文化集团有限公司

授权代表：黄卓勤

Authorized Representative: Huang Zhuoqin

乙方： 杨铃

Party B: Yang Ling 杨铃

甲、乙双方经平等自愿协商，根据《中华人民共和国民法典》及其他相关法律法规，就甲方向乙方发行股票购买股权事宜，签订本协议（以下简称"本协议"）以共同遵守。

Party A and Party B, after equal and voluntary negotiation, enter into this Agreement (hereinafter referred to as the "Agreement") for mutual compliance in accordance with the Civil Code of the People's Republic of China and other relevant laws and regulations in relation to the issuance of shares by Party A to Party B for the purpose of purchasing the Equity.

第一部分 定义

Part I Definitions

1. 定义

1. Definition

除本协议另有约定外，下列词语在本协议中具有如下涵义：
Unless otherwise described in this Agreement, the following terms shall have the following meanings in this Agreement:

1.1. **目标公司**：指**厦门市手挽手网络科技有限公司**（统一社会信用代码：91350206MA8U5TARXN），

一家合法注册成立于中国境内、专业从事互联网营销整合服务的网络科技公司。
1.1. **Target Company**: means Xiamen Hand in Hand Network Technology Co.,Ltd (Unified Social Credit Code: 91350206MA8U5TARXN), a network technology company legally registered in China and specializing in internet marketing integration services.

1.2. **标的股权**：指乙方所持有的目标公司【99】%股权。
1.2. **Subject Equity**: means the [99]% equity interest in the Target Company held by Party B.

1.3. **本次交易**：指甲方向乙方非公开发行 A 类普通股，购买标的股权，并由甲方通过 VIE 协议控制之中国境内运营实体【**广州数智传播文化有限公司**】代为持有该等标的股权的行为。
1.3. **The Transaction**: means the non-public offering of Class A common shares by Part A to Party B to purchase the Subject Equity, and holds the equity by Guangzhou Shuzhi Culture Communication Co., Ltd, an operating entity in China controlled by Party A through the VIE Agreement.

1.4. **本次交易对价**：指甲方为向乙方购买标的股权，甲方所支付的全部对价。
1.4. **Consideration for the Transaction**: all the consideration paid by Party A for the purchase of the Subject Equity from Party B by Party A

1.5. **本次发行**：指甲方拟向乙方非公开发行 A 类普通股以支付全部交易对价的行为。
1.5. **The Offering**: means the proposed private offering of Class A Common Shares by Party A to Party B to satisfy all of the Transaction Consideration..

1.6. **新增股票**：指甲方为实施本次交易之目的，作为支付对价，向乙方非公开发行的 A 类普通股。
1.6. **Additional Shares**: Class A common shares to be issued by Party A to Party B in a private offering as payment of consideration for the purpose of implementing the Transaction.

1.7. **发行价格**：指本次交易中，甲方向乙方发行的新增股票的发行价格，根据甲方所在证券交易市场相关规定并经双方友好协商，本次发行价格为每股【1.00】美元。
1.7. **Issue Price**: means the issue price of the new shares to be issued by Party A to Party B in the Transaction, which is USD [1.00] per share in accordance with the relevant regulations of the stock exchange market in which Party A is located and after friendly negotiation between the two parties.

1.8. **股权交割日**：指标的股权从乙方变更登记至甲方通过 VIE 协议控制之中国境内运营实体【**广州数智传播文化有限公司**】名下的完毕之日。
1.8. Equity Delivery Date: means the completed date on which the registration of the change of the subject equity from Part B to the name of Guangzhou Shuzhi Culture Communication Co., Ltd, an operating entity in China controlled by Party A through the VIE Agreement.

1.9. **新增股票交割完成日**：指股票登记机构依法将新增股票登记至乙方名下之日。
1.9. Completion Date of Delivery of Additional Shares: the date on which the additional shares are legally registered in the name of Party B by the Stock Registrar.

1.10. **美国证监会**：指美国证券交易委员会。
1.10. SEC: means the United States Securities and Exchange Commission

1.11. **纳斯达克交易所**：指美国纳斯达克证券交易所。
NASDAQ: means the NASDAQ Stock Exchange in the United States.

1.12. **股票登记机构**：指美国证券托管结算公司。
1.12. Stock Registrar: means The Depository Trust Company (DTC), a US-based corporation.

1.13 **工作日**：除星期六、星期日及法定节假日以外的美国、中国法定工作时间。
1.13. Working Days: Legal working hours in the U.S. and China, except for Saturdays, Sundays and legal holidays.

1.14. **法律**：指美国、中国现行有效的法律、法规、规章或其他规范性文件，包括其不时的修改、修正、补充、解释或重新指定。
1.14. Laws: means any laws, rules, regulations or other normative documents currently in force in the United States, the PRC, including any modifications, amendments, supplements, interpretations or redesignations thereof from time to time.

第二部分 本次交易的方案

Part II Programs of The Transaction

2. 本次交易的方式
2. Modalities of The Transaction

甲方向乙方发行股票，收购标的股权。
Party A will issue shares to Party B, to acquire the Subject Equity.

3. 标的股权的交易价格
3. Transaction Price of the Subject Equity

双方协商一致同意，本次交易的交易对价总额为**美元贰佰万元整（USD2,000,000.00）**。
The two parties have agreed by consensus that the total transaction consideration for the Transaction shall be in the amount of US$2,000,000.00.

4. 支付方式
4. Payment Methods

双方同意，甲方以发行股票的方式支付全部交易对价。具体支付安排如下：
The two parties agreed that Party A will pay the entire transaction consideration by issuing shares. The specific payment arrangements are as follows:

4.1. 新增股票方式
4.1. Method of adding new shares

4.1.1. 新增股票的种类和面值
4.1.1. Par value and type of the new issuance shares

本次甲方拟向乙方发行的新增股票种类为 A 类普通股，每股面值 0.01 美元。
The type of additional shares to be issued by Party A to Party B is Class A common shares, par value $0.01 per share.

4.1.2. 发行方式
4.1.2. Method of Issuing

本次发行股票的发行方式为向特定对象非公开发行。
The shares were issued in a private offering to a select recipient.

4.1.3. 发行对象
4.1.3 Target of Issuance

发行对象为乙方。
The target of the Issuance is Party B.

4.1.4. 认购方式
The Subscription Method of the New Issuance.

乙方以标的股权认购本次发行的股票。
Party B subscribes for the shares in the issue with the target equity.

4.1.5. 发行价格
Issuing Price

本次新增股票的定价系根据相关法律法规并经双方友好协商确定，甲方本次向乙方发行的新增股票的发行价格为每股【1.00】美元。
The pricing of the New Shares is determined in accordance with the relevant laws and regulations and after friendly negotiations between the parties, and the issue price of the New Shares to be issued by Party A to Party B shall be US$[1.00] per share.

在本协议签署完成日至新增股票交割完成日期间，若甲方发生派发股利、送红股、转增股本或配股等除息、除权行为，本次发行价格及发行数量将按照美国证监会及纳斯达克交易所的相关规则进行相应调整。
During the period from the completion of this Agreement to the completion date of the delivery of the additional shares, in the event of any ex-dividend or ex-rights actions by Party A, such as the payment of dividends, bonus shares, capitalization or allotment of shares, the price of the Offering and the number of shares to be issued will be adjusted accordingly in accordance with the relevant rules of the SEC and the Nasdaq.

4.1.6. 发行数量

4.1.6. Issuing Number

本次发行股票数量为 **200 万股**。

The number of shares to be issued is: **TWO MILLION** shares.

4.1.7. 新增股票的锁定期

4.1.7 Lock-up period for additional shares

乙方承诺，本次发行获得的全部新增股票自交割完成之日起 6 个月内不得转让。

Party B undertakes that all the additional shares acquired in this issue shall not be transferred for a period of 6 months from the date of completion of delivery.

股票锁定期限内，乙方通过本次发行获得的甲方新增股票因甲方发生送红股、转增股本或配股等除权除息事项而增加的部分，亦应遵守上述股票锁定安排。

During the stock lock-up period, the portion of additional shares of Party A acquired by Party B through this Offering which is increased as a result of the occurrence of ex-rights and ex-dividend events such as bonus shares, capital increase or allotment of shares of Party A shall also be subject to the above stock lock-up arrangement.

乙方因本次发行获得的甲方股票在解锁后减持时应遵守美国证监会及纳斯达克交易所等法律法规、规章以及甲方《公司章程》的规定。

Party B shall comply with the laws, regulations and rules of the SEC and the Nasdaq, as well as the provisions of Party A's Articles of Incorporation, when reducing the shares of Party A acquired by Party B as a result of the Offering after the unlocking of the shares.

4.1.8. 新增股票的上市地点

4.1.8 Place of listing of additional shares

本次发行涉及的新增股票将在纳斯达克交易所上市交易。

The additional shares involved in this offering will be listed and traded on the NASDAQ.

5. 税、费用

5. Taxes, fees and charges

5.1. 除非在本协议及补充协议（如有）中另有约定，与履行本协议和完成本次交易相关的一切费用应由导致该费用发生的一方负担。

5.1. Unless otherwise agreed in this Agreement and the Supplemental Agreements (if any), all costs associated with the performance of this Agreement and the completion of the Transaction shall be borne by the party causing such costs to be incurred.

5.2. 双方应分别依照相关法律的规定缴纳各自因履行本协议项下义务所应缴纳的税金。

5.2 The Parties shall pay their respective taxes for the fulfillment of their obligations under this Agreement in accordance with the provisions of the relevant laws.

第三部分 交割安排

Part III. Delivery arrangements

6. 交割安排

6. Delivery arrangements

6.1. 本协议生效后，双方应当及时实施本协议项下交易方案，并互相积极配合办理本次交易所应履行的全部标的股权交割手续。

6.1 Upon the entry into force of this Agreement, the Parties shall implement the transaction program under this Agreement in a timely manner and actively cooperate with each other in handling all the procedures for the delivery of the subject equity to be performed in this transaction.

6.2. 在本次交易获得甲方董事会审议通过之日起 10 个工作日内，乙方完成工商行政主管部门提交标的股权转让给甲方在中国境内运营实体的工商变更登记所需的全部材料并办理完毕相应工商变更登记手续。甲方及其中国境内运营实体于完成变更之后持有标的股权，合法享有和承担标的股权所代表的一切权利和义务。

6.2 Within 10 working days from the date on which the Transaction is approved by the Board of Directors of Party A, Party B shall complete the submission by the competent industrial and commercial administrative authorities of all the materials required for the registration of industrial and commercial changes in respect of the transfer of the Subject Equity to operating entity in the PRC of Party A, and complete the registration of the corresponding industrial and commercial changes. Party A and its operating entity in the PRC will hold the Subject Equity after the completion of the change and legally enjoy and assume all the rights and obligations represented by the Subject Equity.

6.3. 甲方在完成美国证监会、纳斯达克交易所所需的法律程序后，尽快启动向乙方发行股票的工作。

6.3. Party A will initiate the issuance of shares to Party B as soon as possible after completing the legal procedures required by the SEC and NASDAQ.

第四部分 陈述与保证

7. 乙方的声明、保证和承诺

7. Party B's Representations, Warranties and Undertakings

乙方于本协议签署之日向甲方做出如下声明、保证和承诺：

Party B makes the following representations, warranties and undertakings to Party A on the date of this Agreement.

7.1. 目标公司系依法设立且合法存续的法人实体；

The Target company is a legal entity established and legally existing in accordance with the law;

7.2. 目标公司无其他负债或可能导致目标公司承担法律责任的事项。如本协议签署后，目标公司因本协议签署日前的未披露事项而受到任何的损失，或因乙方声明、保证和承诺不符合事实给甲方或目标公司造成损失的，乙方应赔偿全部该等损失。
The Target company has no other liabilities or matters that may give rise to legal liabilities of the Target company. If after the signing of this Agreement, the Target Company suffers any losses due to the undisclosed matters before the signing date of this Agreement, or causes losses to Party A or the Target Company due to the non-conformity of Party B's statements, warranties and commitments, Party B shall compensate for all such losses.

7.3. 签署本协议的签字人为其合法授权人，有权签署本协议。本协议一经签署即对乙方具有约束力；本协议生效后，即对乙方构成可予执行的文件；
The signatory of this Agreement is legally authorized by him and has the right to sign this Agreement. This Agreement shall be binding on Party B once both Parties sign it. After this Agreement comes into effect, it will constitute an enforceable document for Party B;

7.4. 乙方签署、履行和完成本次交易，除本协议列明的之外，并不需要取得其他任何经济实体或个人的同意，且不违反任何对乙方具有约束力的协议或持有的批准的规定；
Party B does not need to obtain the consent of any other economic entity or individual other than as specified in this Agreement, and does not violate any binding agreement or approval held by Party B to sign, perform and complete this transaction;

7.5. 乙方签署、履行和完成本次交易，不会违反或导致任何第三人有权终止或修改与其签订的任何重大合同、许可或其他文件，或违反与乙方和/或目标公司有关的任何命令、判决或法庭判令、政府或主管部门颁布的法令；
Party B's signing, performance and completion of this transaction will not violate or cause any third party to have the right to terminate or modify any material contract, license or other document signed with Party B, or violate any order, judgment or court order related to Party B and/or the Target company, or the decree issued by the government or competent authority;

7.6. 任何人均无权（无论是现在或将来）根据任何选择权或协议（包括转换权及优先购买权）要求发行、转换、分配、出售或转让任何股权或借贷资本，从而获取标的股权和/或标的股权之上的利润分配权；
No person shall have the right (whether now or in the future) to require the issuance, conversion, distribution, sale or transfer of any shares or borrowed capital under any option or agreement (including conversion rights and pre-emptive rights) to obtain the right to distribute profits on and/or above the Subject Equity;

7.7. 签署并履行本协议是其真实意思表示，在签署本协议之前已认真审阅本协议的各项条款，其不会以本协议显失公平、存在重大误解等理由要求撤销、终止、解除、变更本协议的全部或部分条款、主张本协议全部或部分条款无效；
Signing and performing this Agreement is Party B's true intention, and Party B has carefully reviewed the terms of this Agreement before signing this Agreement, and it will not require the revocation, termination, rescission, or change of all or part of the terms of this Agreement on the grounds that this Agreement is obviously unfair, there is a material misunderstanding, etc., and claim that all or part of

the terms of this Agreement are invalid;

7.8. 其向甲方以及甲方委托的中介机构提供的与本协议有关的所有文件、资料和信息是真实、准确和有效的，不存在虚假记载、误导性陈述或重大遗漏；
All documents, materials and information related to this Agreement provided by it to Party A and the intermediaries entrusted by Party A are true, accurate and valid, and there are no false records, misleading statements or material omissions;

7.9. 乙方拥有对标的股权完整处置权，标的股权不存在任何形式的权利负担，不存在任何第三方权利已导致或将导致对标的股权拥有任何权利或可能引致标的股权被稀释，标的股权亦不存在任何重大诉讼、仲裁程序，亦无潜在的重大诉讼或仲裁；
Party B has the right to dispose of the Subject Equity completely, and there is no encumbrance of any form on the Subject Equity, and there is no third party right that has caused or will lead to the ownership of any rights in the Subject Equity or may lead to dilution of the Subject Equity, and there is no material litigation or arbitration procedure in the Subject Equity, nor is there any potential material litigation or arbitration;

7.10. 将积极签署并准备与本次交易有关的一切必要文件，并与甲方共同向有权监管机构办理本次交易的审批手续；以及
Party B will actively sign and prepare all necessary documents related to this transaction, and work with Party A to go through the approval procedures for this transaction with the competent regulatory authorities; and

7.11. 承诺不实施任何违反上述声明、保证和承诺，或者影响本协议效力或有悖本协议目的的行为；
Party B undertakes the obligation of not to carry out any act that violates the above representations, warranties and undertakings, or affects the validity of this Agreement or is contrary to the purpose of this Agreement;

7.12. 目标公司全部资产（包括股权）不存在任何权利负担，亦不存在任何影响甲方占有与使用情形；
All the assets, including the equity of the Target Company are free from any encumbrances, and there are no circumstances affecting Party A's possession and use;

7.13. 乙方将严格按照相关法律法规的要求履行纳税申报义务，若因乙方虚假申报、延迟申报、不申报或其他原因，导致本次交易产生任何额外的税费、罚款或其他法律责任，由乙方自行承担并应确保甲方免遭受任何损失及责任。
Party B will strictly comply with the requirements of relevant laws and regulations to fulfill the tax declaration obligations, if Party B false declaration, late declaration, non-declaration or other reasons, resulting in any additional taxes, fines or other legal liabilities arising from this transaction, Party B shall bear and shall ensure that Party A does not suffer any losses and liabilities.

7.14. 目标公司在完成本次交易后的三个财年内，即 2025 年 1 月 1 日至 2025 年 6 月 30 日、2025 年 7 月 1 日至 2026 年 6 月 30 日、2026 年 7 月 1 日至 2027 年 6 月 30 日，分别实现营业收入不低于人民币 10,500 万元、人民币 26,500 万元、人民币 31,000 万元，三个财年营业收入合计金额为**人民币 68,000 万元**。如目标公司累积完成的营业收入超过本条约定的金额，则双方可协商确定由甲方以现金

或股票的形式对乙方予以奖励，奖励金额不低于参照本协议项下标的股权购买交易总金额、超额完成的营业收入总金额与乙方在本协议 7.14 条款所承诺的三年营收合计金额的比例计算得出的金额。
The Target Company will achieve operating revenue of not less than RMB105 million, RMB265 million and RMB310 million for the three fiscal years after completion of the Transaction, i.e. from January 1, 2025 to June 30, 2025, from July 1, 2025 to June 30, 2026 and from July 1, 2026 to June 30, 2027, respectively, with an aggregate amount of operating revenue of **RMB680 million** for the three fiscal years. If the accumulated operating revenue of the target company exceeds the amount agreed in this clause, both Parties could further discuss and determine that Party A reward Party B in the form of cash or shares, and the reward amount shall not be less than the total amount of equity purchase transactions referred to in this agreement, the total amount of excess operating revenue, and the ratio of the total three-year revenue promised by Party B in clause 7.14 of this agreement.

8. 甲方的声明、保证和承诺
8. Party A's Representations, Warranties and Undertakings

甲方于本协议签署之日向乙方做出如下声明、保证和承诺:
On the date of signing, the effective date and the closing date of this Agreement, Party A makes the following representations, warranties and undertakings to Party B:

8.1. 拥有签署本协议和履行其项下义务的全部必要组织权力和职权。本协议一经签署即对甲方具有约束力；本协议生效后，即对甲方构成可予执行的文件；
Party A has all necessary organizational powers and powers to sign this Agreement and perform its obligations hereunder. This Agreement shall be binding on Party A once both Parties sign it. After this Agreement comes into effect, it will constitute an enforceable document for Party A;

8.2. 签署并履行本协议是其真实意思表示，甲方在签署本协议之前已认真审阅本协议的各项条款，其不会以本协议显失公平、存在重大误解等理由要求撤销、终止、解除、变更本协议的全部或部分条款、主张本协议全部或部分条款无效；
Signing and performing this Agreement is its true intention, and Party A has carefully reviewed the terms of this Agreement before signing this Agreement, and will not request to revoke, terminate, rescind, or change all or part of the provisions of this Agreement on the grounds that this Agreement is obviously unfair or has a material misunderstanding, or claim that all or part of the provisions of this Agreement is invalid;

8.3. 将积极签署并准备与本次交易有关的一切必要文件，并与乙方共同向有关审批部门办理本次交易的审批手续；以及
Party A will actively sign and prepare all necessary documents related to this transaction, and go through the approval procedures for this transaction with the relevant approval department together with Party B; and

8.4. 承诺不实施任何违反上述陈述与保证，或者影响本协议效力或有悖本协议目的的行为。
Party A undertakes the obligation of not to carry out any act that violates the above representations and warranties, or affects the validity of this Agreement or is contrary to the purpose of this Agreement.

8.5. 配合乙方，及时对乙方按照本协议约定可以解除锁定的股票予以解除锁定，以便乙方可以及时在二级市场交易。
Cooperate with Part B to unlock the shares that can be unlocked by Part B in accordance with this Agreement in a timely manner so that Part B can trade in the secondary market in a timely manner.

第五部分 其他约定

9. 本协议的生效及终止
9. Effectiveness and Termination of this Agreement

9.1. 本协议自双方适当签署之日起成立。
This Agreement shall come into force on the date of duly signed by both parties.

9.1.1 本次交易获得甲方董事会和乙方的批准；
The transaction is approved by the board of directors of Party A and Party B;

9.2. 本协议可依据下列情况之一而终止：
This Agreement may be terminated under one of the following circumstances:

9.2.1. 经双方一致书面同意；
with the unanimous written consent of both parties;

9.2.2. 如果有管辖权的政府部门作出的限制、禁止和废止完成本次交易的永久禁令、法规、规则、规章和命令已属终局的和不可上诉，双方均有权以书面通知方式终止本协议；
Each party shall have the right to terminate this Agreement by written notice if any permanent injunction, statute, rule, regulation or order of a government authority of competent jurisdiction restricting, prohibiting or annulling the completion of the Transaction is final and non-appealable;

9.2.3. 如果因为任何一方严重违反本协议约定，在守约方向违约方送达书面通知要求违约方对此等违约行为立即采取补救措施之日起三十（30）日内，此等违约行为未获得补救，守约方有权单方以书面通知方式终止本协议。
If, due to a serious breach of this Agreement by either party, the non-breaching party fails to obtain a remedy for such breach within thirty (30) days from the date on which the breaching party serves written notice requesting the breaching party to take immediate remedial measures for such breach, the breaching party shall have the right to unilaterally terminate this Agreement by written notice.

9.3. 本协议终止的法律后果
Legal consequences of termination of this Agreement

9.3.1. 如果本协议根据第 9.2.1 条和第 9.2.2 条的约定终止，双方均无需承担任何违约责任；
If this Agreement is terminated in accordance with Clauses 9.2.1 and 9.2.2, neither Party shall be liable for any breach of contract;

9.3.2 如果本协议根据第 9.2.3 条的约定终止，违约方应承担违约责任，并赔偿由此给另一方造成的全部实际损失及费用（包括但不限于诉讼费、律师费、差旅费、保全费、保全保险费等）。
If this Agreement is terminated in accordance with Clause 9.2.3, the breaching Party shall be liable for breach of contract and compensate the other Party for all actual losses and expenses (including but not limited to litigation costs, attorney fees, travel expenses, preservation fees, preservation insurance premiums, etc.) caused thereby.

10. 违约责任

10. Liability for breach of contract

10.1. 如果本协议一方违反其声明、保证、承诺或存在虚假陈述行为，不履行其在本协议项下的任何责任与义务，则构成违约，违约方应当根据另一方的请求继续履行义务、采取补救措施，或给予其全面、及时、充分、有效的赔偿。
If a Party to this Agreement breaches its representations, warranties, undertakings or makes false statements and fails to perform any of its responsibilities and obligations under this Agreement, it shall constitute a breach of contract, and the breaching Party shall continue to perform its obligations, take remedial measures, or give it full, timely, adequate and effective compensation at the request of the other party.

10.2. 非因双方的过错导致本次交易不能生效或不能完成的，双方均无须对此承担违约责任。
If the transaction cannot be effective or completed due to the fault of both parties, neither Party shall be liable for breach of contract.

11. 本协议的转让、变更、修改、补充

11. Assignment, Modification, Modification and Supplementation of this Agreement

11.1. 未经另一方事先书面同意，任何一方均不得将本协议或其在本协议项下的任何权利和义务予以转让。
Neither Party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other Party.

11.2. 本协议可根据本次交易方案的调整和变化作出变更、修改和补充。
This Agreement may be changed, modified and supplemented according to the adjustment and changes of the Transaction Plan.

11.3. 本协议的变更、修改、补充应经双方协商一致并以书面形式作出，但变更、修改后的协议或补充协议应取得各自内部有权机构的同意并获得有权监管机构的必要同意（如需）。
Any changes, modifications and supplements to this Agreement shall be made in writing by mutual agreement between the Parties, but the altered or modified agreements or supplemental agreements shall be subject to the consent of the respective internal authorities and the necessary consents of the competent regulatory authorities (if necessary).

12. 不可抗力

12. Force Majeure

12.1. 不可抗力是指双方或者一方不可预见、不可避免并不可克服的客观事件，包括但不限于战争、地震、洪水、火灾、战争、罢工等。如果一方因不可抗力事件而不能履行其任何义务，因不可抗力事件而不能履行的本协议项下义务的履行时间应予延长，延长的时间等于不可抗力事件所导致的延误时间。声称遭遇不可抗力事件而不能履行义务的一方应采取适当措施减少或消除不可抗力事件的影响，并应努力在尽可能短的时间内恢复履行受不可抗力事件影响的义务。如有不可抗力事件发生，任何一方均无须对因不可抗力事件无法或延迟履行义务而使另一方遭受的任何损害、费用增加或损失承担责任。
Force majeure refers to unforeseeable, unavoidable and insurmountable objective events of both Parties or Parties, including but not limited to war, earthquake, flood, fire, war, strike, etc. If a Party is unable to perform any of its obligations due to a force majeure event, the time for performance of its obligations under this Agreement that is unable to be performed as a result of the force majeure event shall be extended for an extended period equal to the delay caused by the force majeure event. The Party claiming to have encountered a force majeure event and is unable to perform its obligations shall take appropriate measures to reduce or eliminate the effects of the force majeure event and shall endeavor to resume performance of its obligations affected by the force majeure event in the shortest possible time. In the event of a Force Majeure Event, which means an unforeseeable, unavoidable, and insurmountable objective situation, neither Party shall be liable for any damages, increased expenses or losses suffered by the other Party as a result of the inability or delay in performance of its obligations due to the Force Majeure Event.

12.2. 受不可抗力事件影响的一方应在不可抗力事件发生后的 5 个工作日内通知另一方并提供其所能得到的证据。如因不可抗力事件导致本协议无法履行达 10 日，则本协议任何一方有权以书面通知的方式终止本协议。
The Party affected by the force majeure event shall notify the other Party and provide the evidence available to it within 5 working days after the occurrence of the force majeure event. If the performance of this Agreement cannot be performed for 10 days due to a force majeure event, either Party to this Agreement shall have the right to terminate this Agreement by written notice.

12.3. 在发生不可抗力事件期间，除因不可抗力事件导致不能履行的方面外，双方应在其他各个方面继续履行本协议。
During the occurrence of a force majeure event, the Parties shall continue to perform this Agreement in all respects, except for those aspects that cannot be performed due to the force majeure event.

13. 法律适用及争议解决

13. Governing Law and Dispute Resolution

13.1. 本协议的制定、解释及其在执行过程中出现的、或与本协议有关的纠纷之解决，受中华人民共和国现行有效的法律的约束。
The formulation and interpretation of this Agreement and the resolution of disputes arising in the course of its implementation or in connection with this Agreement shall be governed by the laws currently in force in the People's Republic of China.

13.2. 因本协议引起的或与本协议有关的任何争议，由合同各方协商解决，也可由有关部门调解。协商或调解不成的，可依法向厦门仲裁委员会按照该会仲裁规则仲裁解决。

Any dispute arising out of or in connection with this contract shall be settled by the parties to the contract through negotiation or mediation by the relevant authorities. If the negotiation or mediation fails, the lawsuit may be filed with the Xiamen Arbitration Commission in accordance with its arbitration rules.

14. 通知

14. Notifications

14.1. 本协议规定任何一方向另一方发出的所有通知或书面通讯应以传真或速递服务公司递交，迅速传送或发送至另一方，同时以传真或电子邮件方式及电话通知方式送达和通告另一方。

This Agreement provides that all notices or written communications given by either Party to the other Party shall be delivered by facsimile, E-mail or courier service and promptly transmitted or sent to the other Party, and shall be served and notified to the other Party by facsimile or electronic mail and telephone notice.

14.2. 根据本协议发出的通知或通讯，除非另有证据证明其于更早日期送达，如以速递服务公司递交的信件发出，信件交给速递服务公司后 5 个工作日应视为送达日期；如以邮件发出，则在邮件发送后 3 个工作日 为送达日期。

Unless otherwise proved to have been delivered on an earlier date, unless otherwise proved to have been delivered on an earlier date, 5 working days after the letter is delivered to the courier service company, the date of delivery shall be deemed to be 5 working days after the letter is delivered to the courier service company; If sent by email, the date of delivery shall be 3 working days after the email is sent.

15. 保密

15. Confidentiality

15.1. 除非本协议另有规定，双方应尽最大努力，对其因履行本协议取得的所有有关另一方的各种形式的商业信息、资料或文件内容等保密，包括本协议的任何内容及双方可能有的其他合作事项等。任何一方应限制其雇员、代理人等仅在为履行本协议义务所必需时方可获得上述信息。

Unless otherwise specified in this Agreement, both Parties shall use their best efforts to keep confidential all forms of business information, materials or documents related to the other party obtained by them as a result of the performance of this Agreement, including any content of this Agreement and other cooperation matters that the two parties may have. Either Party shall restrict its employees, agents, etc. from having access to such information only as necessary to perform its obligations under this Agreement.

15.2. 第 15.1 条的限制不适用于：

The limitations in Clause 15.1 shall not apply to:

15.2.1. 在接收方获得信息时已成为公众一般可取得的资料和信息

material and information that is generally available to the public at the time the information is available to the recipient;

15.2.2. 接收方可以证明在获得信息前其已经掌握，并且不是从另一方直接或间接取得的资料；

the receiving party can demonstrate that it was in possession of the information before it was obtained and that it did not obtain it directly or indirectly from the other party;

15.2.3. 任何一方依照法律、法规或规范性文件要求，有义务向有关政府部门或有关的证券交易所提供，或任何一方因其正常经营所需，向其聘请的中介机构提供上述保密信息；

Either party is obliged to provide the above confidential information to the relevant government departments or relevant stock exchanges in accordance with the requirements of laws, regulations or normative documents, or to the intermediaries hired by either party for its normal business needs;

15.2.4、任何一方向其银行及/或其他提供融资的机构在进行正常业务的情况下所提供的相关信息。

Relevant information provided by either party to its banks and/or other institutions providing financing in the ordinary course of business.

15.3. 双方应促使各自董事、高级管理人员和其他雇员以及其关联公司的董事、高级管理人员和其他雇员以及各自聘请的中介机构遵守本条所规定的保密义务。

The Parties shall procure that their respective directors, officers and other employees, as well as the directors, officers and other employees of their affiliates and the intermediaries engaged by them, comply with the confidentiality obligations set out in this Article.

15.4. 本协议无论因何原因终止，本条约定均继续有效。

This Agreement shall survive any termination for any reason.

16. 其他

16. Miscellaneous

16.1. 放弃

如果任何一方放弃追究另一方对本协议项下任何责任或义务的违约，则应当由放弃追究的一方以书面方式做出并签署，且该项放弃不应被视为放弃追究另一方今后在本协议项下的其他违约行为。

Waiver. If either Party waives any breach of any liability or obligation of the other party under this Agreement, it shall be in writing and signed by the Party waiving it, and such waiver shall not be deemed a waiver of the other Party's other future breach under this Agreement.

16.2. 本协议一式二份，协议各方各执一份。各份协议文本具有同等法律效力。

This Agreement shall be executed in duplicate, one copy by each of the Parties. The text of each agreement shall have the same legal effect.

16.3. 本协议经双方签署后生效。

This Agreement shall come into force when signed by both parties.

16.4. 本协议有中文和英文两个版本组成，中文版本和英文版本内容不一致的，以中文版本为准。

This Agreement is made in both Chinese and English; in case of any conflicts between these two versions, the Chinese version shall prevail.

（以下无正文）

(No text below)

(本页无正文，为双方签署页)
(This is a signature page for both parties.)

甲方：
授权代表签字：
Party A:
Signature of the Authorized Representative:

乙方
签字：
Party B:
Signature: